UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 3, 2011

MONOLITHIC POWER SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6409 Guadalupe Mines Road, San Jose, CA 95120
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 3, 2011, Monolithic Power Systems, Inc. (“MPS”), a Delaware corporation, issued a press release regarding its financial results for the quarter and year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

The information under this Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the 1934 Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 1, 2011, the Board of Directors of MPS approved an increase to the stock repurchase program from $50 million to $70 million through December 31, 2011. The Company may repurchase its Common Stock on the open market in accordance with Rule 10b-18 of the Securities and Exchange Commission Act of 1934, as amended. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release issued on February 3, 2011, announcing the financial results for the quarter and year ended December 31, 2010

99.2	Press Release issued on February 3, 2011, announcing an increase to the stock repurchase program from $50 million to $70 million

Index to Exhibits

Exhibit	Description
99.1	Press Release issued on February 3, 2011, announcing the financial results for the quarter and year ended December 31, 2010

99.2	Press Release issued on February 3, 2011, announcing an increase to the stock repurchase program from $50 million to $70 million

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 3, 2011	By:	/s/ Meera Rao
Meera Rao
Chief Financial Officer (Principal Financial and Accounting Officer and Duly Authorized Officer)